SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2009

GE Capital Credit Card Master Note Trust
RFS Holding, L.L.C.
GE Money Bank

(Exact name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware

(State or other jurisdiction

of incorporation)

333-107495, 333-130030, 333-144945	57-1173164
333-107495-02, 333-130030-01	20-0268039
(Commission file numbers for Registrant	(Registrants’ I.R.S. Employer Identification Nos.
and Issuing Entity, respectively)	for Registrant and Issuing Entity, respectively)

c/o General Electric Capital Corporation
901 Main Avenue
Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

(203) 585-6669

Registrant’s telephone number, including area code

c/o General Electric Capital Corporation

777 Long Ridge Road, Bldg. B, 3rd Floor,
Stamford, CT  06927

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions .

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 28, 2009, Standard & Poor’s Ratings Services (“S&P”) announced that it placed its ratings of the Series 2005-1 notes, the Series 2005-3 notes, the Series 2007-1 notes, the Series 2007-2 notes, the Series 2007-3 notes and the Series 2007-4 notes (the “Affected Series”) issued by  GE Capital Credit Card Master Note Trust (the “Trust”) on CreditWatch with negative implications.   RFS Holding, L.L.C. (the “Depositor”) intends to work with S&P to provide additional enhancement for the Affected Series in an amount sufficient to address the concerns giving rise to the S&P ratings action described herein.  However, such actions may require affirmation of the current ratings  from all rating agencies currently rating the outstanding notes issued by the Trust and the Depositor cannot guarantee that such affirmations will be forthcoming or that  modifications to the Affected Series will occur as indicated herein or that such modifications will occur within a specified timeframe.  None of the Depositor, GE Money Bank, General Electric Capital Corporation or their affiliates have any obligation to provide additional credit enhancement, now or at any time in the future, or to restore the original rating of any notes with respect to which a rating may be changed or withdrawn in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RFS Holding, L.L.C., as depositor

By:	/s/ David R. Schulz
	Name:	David R. Schulz
	Title:	Vice President

Dated:  April 29, 2009